EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71094, 33-77770, 33-78026, 333-36897, 333-73139,
333-35672, 333-35666, 333-35648, 333-59130) of Roper Industries, Inc. of our
report dated December 11, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
January 15, 2003